Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573

                              Prospectus Supplement
                             Dated January 26, 2000

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                                Principal Amount
                                                                  of Registered
                     Selling Securityholders                          Notes
--------------------------------------------------------------  ---------------
Merrill Lynch Convertible Fund, Inc. .........................     $1,125,000
     Total of Above...........................................     $1,125,000
                                                                   ==========
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     The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by Goldman, Sachs & Co. (1) is decreased from $1,200,000 to $800,000.


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(1)  Goldman, Sachs & Co. was an initial purchaser of the 1.87% Convertible
     Subordinated Notes due 2006 when the notes were originally sold in a private placement.